Exhibit 99.1

Company Contact:	Agency Contact:
Marty McDermut	Cathy Mattison
Vitesse	LHA
+1.805.388.3700	+1.415.433.3777
invest@vitesse.com	VTSS@lhai.com

Vitesse Reports Operating Profitability for the Fourth Quarter and
Fiscal Year 2012

•	Grew new product revenue 19% sequentially and 111% year-to-year

•	Increased operating income more than $12 million year-to-year

•	Increased cash balance 38% year-to-year to $23.9 million at September 30, 2012

•	Accomplished strategic objectives set for fiscal year 2012

CAMARILLO, Calif. ─ Dec. 4, 2012 ─ Vitesse Semiconductor Corporation (NASDAQ: VTSS), a leading provider of advanced IC solutions for Carrier and Enterprise networks, reported its financial results for the fourth quarter and fiscal year 2012, ended September 30, 2012.

“Vitesse achieved our goal of operating profitability in the fourth quarter and for fiscal year 2012,” said Chris Gardner, CEO of Vitesse. “In 2012, we demonstrated organizational agility in a tough market environment and increased operating income by over $12 million compared to 2011. We improved our financial leverage, reducing overall year-over-year operating expenses by 27%, and increased our cash position by nearly $7 million, or 38%. In addition, our continued investment in R&D allowed us to dramatically scale our product feature set and capabilities to meet evolving market needs. The introduction of Vitesse's patented VeriTime™ synchronization technology for 4G/LTE drove growth in our new product portfolio and reinforced our product leadership.

“In fiscal year 2012, Vitesse's total new product revenue increased 111% from fiscal year 2011. Looking ahead, these new products will drive our growth. In the last two years, we captured over 600 design wins with an estimated lifetime revenue of $500 million. Nearly 50 percent of our design wins were in the new IP Edge market, particularly Mobile Access, capturing multiple wins with nine of the market share leaders. We continue to expect revenues from our new products to double from 2012 to 2013 and double again in 2014.”

Fourth Quarter Fiscal Year 2012 Financial Results Summary

•	Total net revenues were $29.5 million, compared to $30.3 million in the third quarter of fiscal year 2012 and $30.3 million in the fourth quarter of fiscal year 2011.

◦	Product revenues were $28.1 million compared to $25.7 million in the third quarter of fiscal year 2012 and $28.9 million in the fourth quarter of fiscal year 2011.

◦	The product lines contributed the following as a percentage of product revenue as compared to the third quarter of fiscal year 2012:

▪	Carrier networking products: 51.6% versus 45.1%

▪	Enterprise networking products: 45.6% versus 52.6%

▪	Core Carrier and Enterprise networking products: 97.2% versus 97.7%

▪	Non-core products: 2.8% versus 2.3%

◦	Intellectual property revenues totaled $1.4 million, compared to $4.6 million in the third quarter of fiscal year 2012 and $1.5 million in the fourth quarter of fiscal year 2011.

•	Product margins were 55.9% compared to 56.2% in the third quarter of fiscal year 2012 and 55.3% in the fourth quarter of fiscal year 2011.

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Operating expenses were $16.6 million compared to $16.9 million in the third quarter of fiscal year 2012 and $25.9 million in the fourth quarter of fiscal year 2011. Included in operating expenses for the fourth quarter of fiscal year 2012 and the fourth quarter of fiscal year 2011 are restructuring and impairment charges of $1.5 million credit and $3.1 million, respectively.

•	Operating income was $531,000 compared to operating income of $2.1 million in the third quarter of fiscal year 2012 and an operating loss of $8.5 million in the fourth quarter of fiscal year 2011.

•	Non-GAAP operating income was $308,000 compared to $3.3 million in the third quarter of fiscal year 2012 and non-GAAP operating loss of $4.7 million in the fourth quarter of fiscal year 2011.

•
Net income was $1.2 million, or $0.05 per basic and per fully diluted share. This compares to net income of $4.7 million, or $0.18 per basic and $0.16 per fully diluted share, in the third quarter of fiscal year 2012; and net loss of $4.6 million, or $0.19 per basic share and fully diluted share, in the fourth quarter of fiscal year 2011.

•
Non-GAAP net loss was $130,000, or breakeven per basic and fully diluted share, compared to non-GAAP net income of $140,000, or breakeven per basic and fully diluted share, for the third quarter of fiscal year 2012; and non-GAAP net loss of $6.0 million, or $0.25 per basic and fully diluted share, in the fourth quarter of fiscal year 2011.

Fiscal Year 2012 Financial Results Summary

•	Total net revenues for fiscal year 2012 were $119.5 million, a decrease of 15.2% compared with $141.0 million reported for fiscal year 2011.

◦	Product revenues were $109.9 million, a 17.2% decline from $132.7 million in fiscal year 2011.

◦	The product lines contributed the following as a percent of fiscal year 2012 product revenue as compared to the fiscal year 2011:

▪	Carrier networking products: 43.4% versus 46.5%

▪	Enterprise networking products: 49.0% versus 48.8%

▪	Core Carrier and Enterprise networking products: 92.4% versus 95.3%

▪	Non-core products: 7.6% versus 4.7%

◦	Intellectual property revenues were $9.6 million, an increase of 16.3% compared with $8.2 million in fiscal year 2011.

•	Product margins were 57.8% in fiscal year 2012 compared to 59.6% in the prior year.

•
Operating expenses were $71.4 million compared to $98.2 million in fiscal year 2011. Included in operating expenses for fiscal year 2012 and fiscal year 2011 are restructuring and impairment charges of $1.4 million credit and $3.7 million, respectively.

•	Income from operations was $1.6 million compared with a loss from operations of $10.9 million in fiscal year 2011.

•	Non-GAAP income from operations was $5.0 million compared with non-GAAP loss from operations of $3.8 million in fiscal year 2011.

•	Net loss was $1.1 million, or $0.04 per share, in fiscal year 2012, compared with a net loss of $14.8 million, or $0.61 per share, in fiscal year 2011.

•	Non-GAAP net loss was $2.7 million, or $0.10 per share, in fiscal year 2012 compared with a non-GAAP net loss was $11.5 million, or $0.47 per share, in fiscal year 2011.

Balance Sheet Data at September 30, 2012 as Compared to September 30, 2011

•	Cash balance increased to $23.9 million, compared to $17.3 million;

•	Accounts receivable totaled $9.4 million, compared to $9.6 million;

•	Inventory totaled $12.1 million, compared to $20.9 million; and

•	Working capital increased to $28.7 million, compared to $26.7 million.

Financial Outlook
For the first quarter of fiscal year 2013, ending December 31, 2012, Vitesse expects revenues to be in the range of $25.0 million to $27.0 million and product margins are expected to be between 54% and 57%. Operating expenses are expected to be between $18.0 million and $19.0 million.
The Company's long-term operating model, which assumes a quarterly-revenue run rate of $43 million or more, and is stated as a percentage of product revenue, targets:

•	Gross Margin: 57 to 62 percent

•	R&D Expense: 25 to 28 percent

•	SG&A Expense: 15 to 19 percent

•	Income from Operations: 12 to 18 percent

•	EBITDA: 15 to 21 percent

•	Inventory Turns: 5 times annually

•	Accounts Payable and Receivable: In line with normal industry levels
The Company defines EBITDA as earnings before interest, taxes, depreciation, and amortization. Management uses EBITDA measures internally to evaluate the Company's operating performance before charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods.

December 4, 2012 Conference Call Information
A conference call is scheduled for today, December 4, 2012, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to report financial results for the fourth quarter and fiscal year 2012.
To listen to the conference call via telephone, dial 888.438.5535 (U.S. toll-free) or
719.457.1035 (International) and provide the passcode 8148011. Participants should dial in at least 10 minutes prior to the start of the call. To listen via the Internet, the webcast can be accessed through the investor section of the Vitesse corporate web site at investor.vitesse.com/events.com.

The playback of the conference call will be available approximately two hours after the call concludes and will be accessible on the Vitesse corporate web site or by calling 877.870.5176 (U.S. toll-free) or 858.384.5517 (International) and entering the passcode 8148011. The audio replay will be available for seven days.

About Vitesse
Vitesse (NASDAQ: VTSS) designs a diverse portfolio of high-performance semiconductor solutions for Carrier and Enterprise networks worldwide. Vitesse products enable the fastest-growing network infrastructure markets including Mobile Access/IP Edge, Cloud Computing and SMB/SME Enterprise Networking. Visit www.vitesse.com or follow us on Twitter @VitesseSemi.

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Vitesse is a registered trademark and VeriTime is a trademark of Vitesse Semiconductor Corporation in the United States and other jurisdictions. All other trademarks or registered trademarks mentioned herein are the property of their respective holders.

VTSS-F

Cautions Regarding Forward Looking Statements
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements that are based on our current expectations, estimates and projections about our business and industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” and similar terms, and variations or negatives of these words. Examples of forward-looking statements in this release include the Company's financial outlook for its first fiscal quarter of 2013, , the Company's long-term operating model, projected revenues from design wins and anticipated revenue growth. Forward-looking statements are not guarantees of future performance and the Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that could affect the Company's forward-looking statements include, among other things: identification of feasible new product initiatives, management of R&D efforts and the resulting successful development of new products and product platforms; acceptance by customers of the Company's products; reliance on key suppliers; rapid technological change in the industries in which the Company operates; and competitive factors, including pricing pressures and the introduction by others of new products with similar or better functionality than the Company's products. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures
A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

We provide non-GAAP measures of non-GAAP income (loss) from operations and non-GAAP net income (loss) as a supplement to financial results based on GAAP income from operations and GAAP net income. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding gains, losses and other charges that are considered by management to be outside of the Company's core operating results. Management uses these measures internally to evaluate the Company's in-period operating performance before taking into account these non-operating gains, losses and charges. In addition, the measures are used for planning and forecasting of the Company's performance in future periods.

In deriving non-GAAP income (loss) from operations from GAAP income (loss) from operations, we exclude stock-based compensation charges, amortization of intangible assets, as well as restructuring and impairment charges. In deriving non-GAAP net income (loss) from GAAP net income (loss), we further exclude gain or loss on the embedded derivative and loss on extinguishment of debt. Stock-based compensation charges, amortization of intangible assets, gain or loss on the embedded derivative and loss on extinguishment of debt represent charges that recur in amounts unrelated to the Company's operations. Restructuring and impairment costs relate to strategic initiatives that result in short term increases in costs that end with the fulfillment of the initiative and cost reductions in future periods.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. Non-GAAP income (loss) from operations and Non-GAAP net income (loss) are in addition to, and are not a substitute for or superior to, income (loss) from operations and net income (loss), which are prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. A detailed reconciliation of the non-GAAP measures to the most directly comparable GAAP measure is set forth below. Investors are encouraged to review these reconciliations to appropriately incorporate the non-GAAP measures and the limitations of these measures into their analyses. For complete information on stock-based compensation, amortization of intangible assets, restructuring and impairment charges, and the change in the fair value of our embedded derivatives, please see our Form 10-K for the year ended September 30, 2012.

VITESSE SEMICONDUCTOR CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30, 2012	September 30, 2011
	(in thousands, except par value)
ASSETS
Current assets:
Cash	$23,891	$17,318
Accounts receivable, net	9,403	9,591
Inventory, net	12,060	20,857
Prepaid expenses and other current assets	2,125	2,443
Total current assets	47,479	50,209
Property, plant and equipment, net	3,832	5,934
Other intangible assets, net	1,175	1,781
Other assets	4,130	3,070
	$56,616	$60,994

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$5,726	$5,198
Accrued expenses and other current liabilities	12,188	14,474
Deferred revenue	871	3,878
Current portion of capital leases	—	—
Total current liabilities	18,785	23,550
Other long-term liabilities	574	1,927
Long-term debt, net	15,852	15,444
Compound embedded derivative	2,899	7,796
Convertible subordinated debt, net	42,521	40,736
Total liabilities	80,631	89,453
Commitments and contingencies, See note 12
Stockholders' deficit:
Preferred stock, $0.01 par value: 10,000 shares authorized; Series B Non Cumulative, Convertible, 135 shares outstanding at September 30, 2012 and 2011, respectively	1	1
Common stock, $0.01 par value: 250,000 shares authorized; 25,812 and 24,471 shares outstanding at September 30, 2012 and 2011, respectively	258	245
Additional paid-in-capital	1,829,976	1,824,433
Accumulated deficit	(1,854,250)	(1,853,138)
Total stockholders' deficit	(24,015)	(28,459)
	$56,616	$60,994

VITESSE SEMICONDUCTOR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months ended September 30,		Twelve Months ended September 30,
	2012	2011	2012	2011
Net revenues:	(in thousands, except per share data)
Product revenues	$28,053	$28,887	$109,920	$132,742
Intellectual property revenues	1,415	1,453	9,563	8,225
Net revenues	29,468	30,340	119,483	140,967
Costs and expenses:
Cost of product revenues	12,379	12,898	46,407	53,674
Engineering, research and development	10,195	11,408	42,713	52,990
Selling, general and administrative	7,727	11,341	29,822	41,233
Restructuring and impairment	(1,460)	3,102	(1,424)	3,656
Amortization of intangible assets	96	61	330	348
Costs and expenses	28,937	38,810	117,848	151,901
Income (loss) from operations	531	(8,470)	1,635	(10,934)
Other expense (income):
Interest expense, net	1,956	1,970	7,778	8,456
Gain on compound embedded derivative	(1,124)	(5,189)	(4,897)	(7,680)
Loss on extinguishment of debt	—	—	—	3,874
Other expense (income), net	19	(121)	40	(153)
Other expense (income), net	851	(3,340)	2,921	4,497
Loss before income tax benefit	(320)	(5,130)	(1,286)	(15,431)
Income tax benefit	(1,537)	(541)	(174)	(619)
Net income (loss)	$1,217	$(4,589)	$(1,112)	$(14,812)
Net income (loss) per common share:
Basic	$0.05	$(0.19)	$(0.04)	$(0.61)
Diluted	$0.05	$(0.19)	$(0.04)	$(0.61)
Weighted average shares outstanding:
Basic	25,628	24,463	25,121	24,315
Diluted	26,513	24,463	25,121	24,315

VITESSE SEMICONDUCTOR CORPORATION
UNAUDITED RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET LOSS

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Net income (loss)	$1,217	$(4,589)	$(1,112)	$(14,812)
Adjustments:
Stock-based compensation charges	1,141	618	4,442	3,152
Amortization of intangible assets	96	61	330	348
Restructuring and impairment charges	(1,460)	3,102	(1,424)	3,656
(Gain) loss on compound embedded derivative	(1,124)	(5,189)	(4,897)	(7,680)
Loss on extinguishment of debt	—	—	—	3,874
Total GAAP to non-GAAP adjustments	(1,347)	(1,408)	(1,549)	3,350
Non-GAAP net loss	$(130)	$(5,997)	$(2,661)	$(11,462)
Net income (loss) per common share
Basic:
GAAP net income (loss)	$0.05	$(0.19)	$(0.04)	$(0.61)
Adjustments *	(0.05)	(0.06)	(0.06)	0.14
Non-GAAP net income (loss)	$—	$(0.25)	$(0.10)	$(0.47)
Diluted:
GAAP net income (loss)	$0.05	$(0.19)	$(0.04)	$(0.61)
Adjustments *	(0.05)	(0.06)	(0.06)	0.14
Non-GAAP net income (loss)	$—	$(0.25)	$(0.10)	$(0.47)

UNAUDITED RECONCILIATION OF GAAP INCOME (LOSS) FROM OPERATIONS
TO NON-GAAP INCOME FROM OPERATIONS

GAAP income (loss) from operations	$531	$(8,470)	$1,635	$(10,934)
Adjustments:
Stock-based compensation charges	1,141	618	4,442	3,152
Amortization of intangible assets	96	61	330	348
Restructuring and impairment	(1,460)	3,102	(1,424)	3,656
Total GAAP to non-GAAP adjustments	(223)	3,781	3,348	7,156
Non-GAAP income (loss) from operations	$308	$(4,689)	$4,983	$(3,778)
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* Included in the adjustments are calculations required by the two class method relative to participation rights of our preferred shares.